Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered into by and between Republic First Bank, Inc. d/b/a Republic Bank (the “Bank”) and Andrew J. Logue (“Executive”). Executive and the Bank are each referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Executive was employed with the Bank pursuant to that certain Employment Agreement entered into by and between the Parties effective as of July 1, 2015 (as amended, including pursuant to that First Amendment to Employment Agreement dated March 9, 2017 and that Second Amendment to Employment Agreement dated September 7, 2022, the “Employment Agreement”);

WHEREAS, Executive’s employment with the Bank ended effective as of January 31, 2023 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all claims that Executive has or may have against the Bank, Republic First Bancorp, Inc. (the “Company”) or any of the other Bank Parties (as defined in the Release attached hereto as Exhibit A), including any claims that Executive may have arising out of his employment or the end of such employment.

NOW, THEREFORE, in consideration of the promises and benefits set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive and the Bank, the Parties agree as follows:

1.         Separation from Employment.  The Parties agree that Executive’s employment with the Bank ended on the Separation Date and, as of the Separation Date: (i) Executive had no further employment relationship with the Bank, the Company, or any of their affiliates; and (ii) Executive is deemed to have resigned from all positions held with the Bank, the Company, and each of their affiliates.

2.           Return of Property. Executive expressly acknowledges, represents and agrees that to the extent he was in possession of any documents or files (whether physical or electronic), materials or property belonging to the Bank, the Company, or any of their affiliates, he has returned the same to the Bank, care of Janine Zangrilli, Senior Vice President, Human Resources Director, at the Bank’s offices, and Executive represents that he is in compliance with Section 7 of the Employment Agreement.

3.        Separation Benefits. Provided that Executive: (i) executes this Agreement and returns it to the Bank such that it is received by the Bank, care of Janine Zangrilli, Senior Vice President, Human Resources Director, at Two Liberty Place, 50 South 16th Street, Suite 2400, Philadelphia, PA 19102 (e-mail: jzangrilli@myrepublicbank.com) no later than 2:00 p.m. Philadelphia, Pennsylvania time on February 6, 2023, and (ii) executes the Release Agreement that is attached hereto as Exhibit A (the “Release Agreement”) on the Separation Date or within twenty-one (21) days thereafter and returns the executed Release Agreement to the Bank such that it is received by the Bank, care of Janine Zangrilli, Senior Vice President, Human Resources Director at the address or e-mail address referenced above no later than February 21, 2023, (iii) does not exercise his revocation right as set forth in paragraph (e) of the Release Agreement, and (iv) abides by his obligations hereunder, then the Bank or its designee shall:

(a)    Pay Executive an amount equal to $550,000, less applicable taxes and withholdings (the “Separation Payment”). The Separation Payment shall divided into two (2) substantially equal installments, with the first installment being paid on the Bank’s first regularly scheduled pay date that comes after the date that Executive has timely returned the Release Agreement and the Release Revocation Period (as defined in the Release Agreement) has expired without Executive having exercised his revocation right, and the second installment being paid on the Bank’s first regularly scheduled pay date that comes after the date that is eight (8) months after the Separation Date; and

(b)    During the period following Executive’s Separation Date and ending July 31, 2023, Executive will receive continued coverage for Executive and his spouse and eligible dependents, if any, under the Bank’s or Company’s group health plan. For the portion, if any, of the eighteen (18)-month period following July 31, 2023 (the “Reimbursement Period”) that Executive is eligible for, and elects to continue, coverage for Executive and his spouse and eligible dependents, if any, under the Bank’s or Company’s group health plan pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), then subject to the Executive’s timely election of such continuation coverage, the Bank shall pay on Executive’s behalf the premiums to continue such coverage under such group health plans (the “COBRA Benefit”). The election of COBRA continuation coverage shall remain Executive’s sole responsibility. The Bank may cease making such payments to the extent required to avoid any adverse consequences to Executive or the Bank or Company under either Section 105(h) of the Internal Revenue Code of 1986 (the “Code”) or the Patient Protection and Affordable Care Act of 2010, and, to the extent such payments would not cause any such adverse consequences, the Bank shall in lieu thereof provide to Executive (or Executive’s designated beneficiary or legal representative, if applicable) a taxable monthly payment in an amount equal to the portion of the monthly COBRA premium that the Bank would otherwise be required to pay under this section for Executive’s COBRA coverage, which payment will continue until the end of the subsidized COBRA continuation period otherwise prescribed in this section. The existence and duration of Executive’s rights and/or the COBRA rights of any of Executive’s eligible dependents will be determined in accordance with Section 4980B of the Code and the terms and conditions of the Bank’s or the Company’s, as applicable, group health plans.

4.          Satisfaction of All Leaves and Payment Amounts. In entering into this Agreement, Executive expressly acknowledges and agrees that: (i) Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from the Bank and any other Bank Party through the date on which Executive signs this Agreement, and (ii) Executive has received all wages, bonuses and other compensation, been provided all benefits, and been afforded all rights and been paid all sums that Executive has been owed by the Bank and any other Bank Party through the date on which Executive signs this Agreement. Executive further acknowledges and agrees that: (i) except as provided in Section 3 of this Agreement he not eligible for any further severance pay or benefits from the Bank, the Company or any of their affiliates, and (ii) he is not entitled to any accelerated vesting or other benefit related to any restricted stock, options, or other equity in any Bank Party as a result of his separation from employment. For the avoidance of doubt, Executive acknowledges that he has no severance rights pursuant to Section 6 of the Employment Agreement, and he has no further or future rights pursuant to that certain letter agreement effective as of September 1, 2022 regarding a retention bonus.

5.           Continuing Obligations; Non-Disparagement.

(a)    Executive acknowledges and agrees that he is subject to continuing obligations pursuant to Sections 8, 9 and 10 of the Employment Agreement, including obligations with respect to confidentiality, non-competition and non-solicitation (collectively, the “Continuing Obligations”). Executive expressly recognizes the enforceability and continuing effectiveness of the Continuing Obligations and promises to abide by such covenants.

(b)    Executive agrees not to directly or indirectly disparage or place in a false light or otherwise publish any statements that are detrimental to the reputation of the Company, the Bank, or their respective affiliates or any of the foregoing entities’ respective officers, directors, agents, or representatives; provided, however, this sentence shall not prohibit any statements or acts permitted by Section 15 below, including making any disclosure required by law or providing truthful testimony in response to a subpoena or in any legal proceeding. The Bank agrees to instruct its executive officers not to: (i) disparage Executive, (ii) place Executive in a false light, or (iii) otherwise publish any statements that are detrimental to the reputation of Executive; provided, however, this sentence shall not prohibit any person from making any disclosure required by law, making any statement to any Governmental Authority, engaging in the legal process or making truthful statements therein, or providing truthful testimony in response to a subpoena or in any legal proceeding.

6.           Executive’s Representations and Acknowledgements. Executive acknowledges and agrees that: (a) he has carefully read this Agreement; (b) he is signing this Agreement voluntarily and of his own free will, and he understands and agrees to each of the terms of this Agreement; and (c) no Bank Party has provided any tax or legal advice to Executive regarding this Agreement and Executive has had the opportunity to receive sufficient tax and legal advice from advisors of his own choosing such that he enters into this Agreement with full understanding of the tax and legal implications thereof. Executive acknowledges and agrees that the Bank is relying on the representations, agreements and waivers made by Executive in this Agreement as express consideration, and a material inducement, for entering into this Agreement.

7.           No Waiver. No failure by any Party at any time to give notice of any breach by any other Party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.           Applicable Law; Dispute Resolution. This Agreement is entered into under, and shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict-of-laws principles. Each party hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the Court of Common Pleas of Delaware County, Pennsylvania, the Court of Common Pleas of Montgomery County, Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania for any action, suit or proceeding arising out of or relating to this Agreement (and each party hereby irrevocably and unconditionally agrees not to commence any such action, suit, or proceeding except in such courts); (b) waives any objection to the laying of venue of any such action, suit or proceeding in any such courts; and (c) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9.           Severability. The Parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

10.          Withholding of Taxes and Other Deductions. The Bank may withhold from any payment made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

11.         Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

12.        Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Bank, the Company, and each other Bank Party, as each Bank Party that is not a signatory hereto shall be a third-party beneficiary of Executive’s covenants, release and representations set forth in this Agreement (including Exhibit A hereto).

13.        Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Executive and the Bank. This Agreement (including Exhibit A hereto), and with respect to the Continuing Obligations the Employment Agreement, constitute the entire agreement of the Parties with regard to the subject matter hereof.

14.        Section 409A. The payments under this Agreement are intended to be exempt from or to comply with, as applicable, the requirements of Section 409A of the Code, and the Treasury regulations and other interpretive guidance thereunder (collectively, “Section 409A”) and this Agreement shall be construed and administered in accordance with such intent. Notwithstanding the foregoing, the Bank makes no representations that the payments provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Bank or any other Bank Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A. Each installment payment provided under this agreement shall be treated as a separate payment. Any payments made under this agreement upon a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A.

15.       Permitted Disclosures. Nothing in this Agreement, the Employment Agreement, the Release Agreement, or any other agreement between the Bank and Executive shall prohibit or restrict Executive from lawfully (a) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (b) responding to any inquiry or legal process directed to Executive individually from any such Governmental Authorities; (c) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (d) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made to Executive’s attorney in relation to a lawsuit for retaliation against Executive for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nor does this Agreement, the Employment Agreement, the Release Agreement, or any other agreement between the Bank and Executive require Executive to obtain prior authorization from the Bank, the Company (or any Bank Party) before engaging in any conduct described in this paragraph, or to notify the Bank, the Company or any other Bank Party that Executive has engaged in any such conduct.

16.        Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes. Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to a statute or other law shall be deemed to refer to such statute or other law as may have been amended from time to time. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including the Release Agreement attached hereto, and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

[Signatures begin on the following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date(s) set forth beneath their signatures below.

REPUBLIC FIRST BANK, INC. D/B/A REPUBLIC BANK By: Name: Title: Date: ________________________________ ANDREW J. LOGUE Andrew J. Logue Date: _______________________________

EXHIBIT A

RELEASE AGREEMENT

This Release Agreement (this “Release Agreement”) constitutes the Release Agreement referred to in Section 3 of that certain Separation Agreement (the “Separation Agreement”) between Republic First Bank, Inc. d/b/a Republic Bank (the “Bank”) and Andrew J. Logue (“Executive”), to which this Release Agreement is attached. Capitalized terms not defined herein have the meaning given to them in the Separation Agreement.

(a)             For good and valuable consideration, including the Bank’s provision of the Separation Payment to Executive in accordance with the Separation Agreement, Executive hereby releases, discharges and forever acquits the Bank, the Company each affiliate of the Bank and the Company, and each of the foregoing entities’ respective past, present and future stockholders, members, partners, officers, directors, managers, employees, agents, attorneys, heirs, legal representatives, successors and assigns, in their personal and representative capacities (collectively, the “Bank Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Bank Party, the termination of such employment, and any other acts or omissions related to any matter on or prior to the date that Executive signs this Release Agreement, including without limitation any alleged violation through the date that Executive signs this Release Agreement of: (i) the Age Discrimination in Employment Act of 1967, including as amended by the Older Workers Benefit Protection Act; (ii) Title VII of the Civil Rights Act of 1964; (iii) the Civil Rights Act of 1991; (iv) Section 1981 through 1988 of Title 42 of the United States Code; (v) the Employee Retirement Income Security Act of 1974 (“ERISA”); (vi) the Immigration Reform Control Act; (vii) the Americans with Disabilities Act of 1990; (viii) the Occupational Safety and Health Act; (ix) the Family and Medical Leave Act of 1993; (x) the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xi) the Pennsylvania Human Relations Act; (xii) any other state anti-discrimination law or state wage and hour law; (xiii) any other local, state or federal law, regulation or ordinance; (xiv) all claims arising from or for any alleged violation of any public policy, contract, tort, or common law, including any claim for defamation, slander, libel, negligence, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (xv) all claims, whether direct or derivative, arising from Employee’s status as a shareholder in any Bank Party; (xvi) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters; (xvii) any and all rights, benefits or claims Executive may have under any employment contract (including the Employment Agreement), any incentive compensation plan or agreement or equity compensation plan or agreement with any Bank Party (including the that certain letter agreement effective as of September 1, 2022 regarding a retention bonus), and (xviii) any claim for compensation or benefits of any kind not expressly set forth in the Separation Agreement (collectively, the “Released Claims”). This Release Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for the consideration recited in the first sentence of this paragraph, any and all potential released claims of this nature that Executive may have against the Bank Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE BANK PARTIES.

Exhibit A

(b)            By signing this Release Agreement, Executive is bound by it. Anyone who succeeds to Executive’s rights and responsibilities, such as heirs or the executor of Executive’s estate, is also bound by this Release Agreement. This release also applies to any claims brought by any person or agency or class action under which Executive may have a right or benefit. Notwithstanding this release of liability, nothing in this Release Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Release Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC or comparable state or local agency; however, Executive understands and agrees that he is waiving, to the fullest extent permitted by law, any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC or comparable state or local agency proceeding or subsequent legal actions. Nothing in this Release Agreement limits Executive’s right to receive an award from any governmental agency for information provided to a governmental agency. Further, in no event shall the Released Claims include (a) any claim which arises after the date this Release Agreement is executed by Executive, (b) any claim under an employee benefit plan subject to ERISA that cannot be released pursuant to ERISA, (c) any claim or cause of action that Executive may for the Separation Payment pursuant to the terms of the Separation Agreement. Nothing herein waives Executive’s right to seek unemployment insurance or workers’ compensation benefits.

(c)            Executive agrees not to bring or join any lawsuit against any of the Bank Parties in any court relating to any of the Released Claims. Executive represents that he has not brought or joined any lawsuit or filed any charge or claim against any of the Bank Parties in any court or before any government agency and has made no assignment of any rights Executive has asserted or may have against any of the Bank Parties to any person or entity, in each case, with respect to any Released Claims.

(d)             This Release Agreement is an important legal document, and Executive is advised to consult with legal counsel of Executive’s choosing before signing this Release Agreement. By executing and delivering this Release Agreement, Executive acknowledges that:

(i)	Executive has carefully read this Release Agreement;

(ii)

Executive has had at least twenty-one (21) days to consider this Release Agreement before the execution and delivery hereof to the Bank, and no changes to this Release Agreement or the Separation Agreement (whether material or immaterial) will re-start such 21-day consideration period;

Exhibit A

(iii)	Executive has been advised, and hereby is advised in writing, to consult with an attorney of his choice before signing this Release Agreement, and Executive has had adequate opportunity to do so; and

(iv)

Executive fully understands the final and binding effect of this Release Agreement; the only promises made to Executive to sign this Release Agreement are those stated in the Separation Agreement and herein; and Executive is signing this Release Agreement voluntarily and of his own free will, and that Executive understands and agrees to each of the terms of this Release Agreement.

(e)           Notwithstanding the initial effectiveness of this Release Agreement, Executive may revoke the delivery (and therefore the effectiveness) of this Release Agreement within the seven-day period beginning on the date Executive signs this Release Agreement (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered to the Bank, care of Janine Zangrilli, Senior Vice President, Human Resources Director, at Two Liberty Place, 50 South 16th Street, Suite 2400, Philadelphia, PA 19102 (e-mail: jzangrilli@myrepublicbank.com) no later than 11:59 p.m. Philadelphia, Pennsylvania time, on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, this Release Agreement shall be of no force or effect and shall be null and void ab initio. Executive shall not be eligible to receive any portion of the Separation Payment if this Release Agreement is revoked by Executive in the foregoing manner.

Executed on this ___________ day of _____________, 2023.

Andrew J. Logue

Exhibit A